EXHIBIT 10.1

SUPPLEMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS SUPPLEMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of April 19, 2006 (this “Supplement”), is between:

(i) PDHC, LTD., a Minnesota corporation (the “PDHC”); and

(ii) KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity as administrative agent, the “Administrative Agent”), for the benefit of the Secured Creditors:

PRELIMINARY STATEMENTS:

(1) PDHC, the other Grantors named therein and the Administrative Agent are parties to the Amended and Restated Pledge and Security Agreement, dated as of February 22, 2005 (the “Pledge and Security Agreement”), which Pledge and Security Agreement was made pursuant to the Amended and Restated Credit Agreement, dated as of February 22, 2005 (as may be further amended or otherwise modified, restated, replaced or amended and restated from time to time, the “Credit Agreement”), among American Dental Partners, Inc., the financial institutions named as lenders therein, and the Administrative Agent.

(2) PDHC and the Administrative Agent desire to supplement the Pledge and Security Agreement, as required by Section 4.15 thereof, to grant the Administrative Agent a security interest in a certain Commercial Tort Claim held by PDHC.

(3) It is a condition precedent to the continued making of Loans and the continued issuance of, and participation in, Letters of Credit, under the Credit Agreement that PDHC shall have executed and delivered to the Administrative Agent this Supplement.

(4) PDHC has obtained, and will continue to obtain, benefits from the Credit Agreement and, accordingly, desires to execute this Supplement in order to satisfy the condition described in the preceding paragraph and to induce the Secured Creditors to continue to extend credit pursuant to the Credit Agreement and the other Credit Documents.

(5) Capitalized terms used in this Supplement and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement or the Pledge and Security Agreement, as applicable.

NOW, THEREFORE, in consideration of the benefits accruing to PDHC, the receipt and sufficiency of which is hereby acknowledged, PDHC hereby covenants and agrees with the Administrative Agent, for the benefit of itself and the Secured Creditors, as follows:

1.

Grant of Security Interest. As security for the prompt and complete payment and performance when due of the Secured Obligations, PDHC does hereby pledge, sell, assign and transfer unto the Administrative Agent, and does hereby grant to the Administrative Agent, for the benefit of the Secured Creditors, a continuing security interest in, all of its right, title and interest in and to the Commercial Tort Claim relating to Court File No: 27-CV-06-2500, PDG, P.A. and Dental Specialists of Minnesota, P.A. v. PDHC, Ltd., filed in the State of Minnesota District Court,

Fourth Judicial District, and all Proceeds of the foregoing. PDHC hereby authorizes the Administrative Agent to file the financing statement attached hereto as Exhibit A.

2.	Representations and Warranties. PDHC, by signing below, hereby represents and warrants to the Administrative Agent and the Secured Creditors that: (a) PDHC has the legal power and authority to execute and deliver this Supplement; (b) the officer executing this Supplement has been duly authorized to execute and deliver the same and bind PDHC with respect to the provisions hereof; (c) no Default or Event of Default exists under the Pledge and Security Agreement, nor will any occur immediately after the execution and delivery of this Supplement or by the performance or observance of any provision hereof; (d) PDHC has no claim or offset against, or defense or counterclaim to, any obligations or liabilities of PDHC under any Credit Document; (e) this Supplement constitutes a valid and binding obligation of PDHC in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and (f) each of the representations and warranties set forth in the Pledge and Security Agreement is true and correct as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date.

3.	Pledge and Security Agreement Unaffected. Each reference to the Pledge and Security Agreement in any Credit Document shall hereafter be construed as a reference to the Pledge and Security Agreement as supplemented hereby.

4.	Waiver. PDHC, by signing below, hereby waives and releases the Administrative Agent and each of the Secured Creditors and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which PDHC is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.	Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO WITHOUT ANY EFFECT GIVEN TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the PDHC has caused this Agreement to be executed and delivered by a duly authorized officer as of the date first above written.

PDHC, LTD.

By:	/s/ Breht T. Feigh
Name:	Breht T. Feigh
Title:	Vice President

Accepted by:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ J. T. Taylor
Name:	J. T. Taylor
Title:	Senior Vice President